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                                  EXHIBIT 23.1

                      CONSENT OF HORWITZ & BEAM RELATING TO

             ISSUANCE OF SHARES OF SECURITIES PURSUANT TO THE ABOVE

                               RETAINER AGREEMENT




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                            CONSENT OF HORWITZ & BEAM



         We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-8 of our opinion dated April 5, 2000 relating to the registration of the Securities, as therein defined, of I/OMAGIC CORPORATION, a Nevada corporation, which is attached as Exhibit 5 therein.

Dated: April 25, 2000                  HORWITZ & BEAM, INC.,
                                       a California corporation


                                       By: /s/  Lawrence W. Horwitz
                                           -----------------------------
                                            Lawrence W. Horwitz
                                       Its: Vice President